Exhibit 25.1.B

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.   20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

DEUTSCHE BANK TRUST COMPANY AMERICAS

(formerly BANKERS TRUST COMPANY)

(Exact name of trustee as specified in its charter)

NEW YORK	13-4941247
(Jurisdiction of Incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification no.)

60 WALL STREET NEW YORK, NEW YORK	10005
(Address of principal executive offices)	(Zip Code)

Deutsche Bank Trust Company Americas

Attention: Ms. Lynne Malina

Legal Department

60 Wall Street, 37th Floor

New York, New York  10005

(212) 250-0667

(Name, address and telephone number of agent for service)

The Union Light, Heat and Power Company

(Exact name of obligor as specified in its charter)

KENTUCKY	31-0473080
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

139 East Fourth Street Cincinnati, Ohio	45202
(Address of principal executive offices)	Zip Code)

THE UNION LIGHT, HEAT AND POWER COMPANY

Up to $500,000,000 Secured Debt Securities

(Title of the Indenture Securities)

Item   1.                  General Information.

Furnish the following information as to the trustee.

(a)           Name and address of each examining or supervising authority to which it is subject.

Name	Address

Federal Reserve Bank (2nd District)	New York, NY
Federal Deposit Insurance Corporation	Washington, D.C.
New York State Banking Department	Albany, NY

(b)           Whether it is authorized to exercise corporate trust powers.

Yes.

Item   2.                  Affiliations with Obligor.

If the obligor is an affiliate of the Trustee, describe each such affiliation.

None.

Item 3. -15.         Not Applicable

Item  16.                List of Exhibits.

Exhibit 1 -

Restated Organization Certificate of Bankers Trust Company dated August 6, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 25, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 16, 1998, and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated February 22, 2002 - Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-119120.

Exhibit 2 -	Certificate of Authority to commence business - Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

Exhibit 3 -	Authorization of the Trustee to exercise corporate trust powers - Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

Exhibit 4 -	Existing By-Laws of Bankers Trust Company, as amended on April 15, 2002. . Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No 333-119120

Exhibit 5 -	Not applicable.

Exhibit 6 -	Consent of Bankers Trust Company required by Section 321(b) of the Act, a copy of which is attached.

Exhibit 7 -	The latest report of condition of Deutsche Bank Trust Company Americas dated as of March 31, 2005, a copy of which is attached.

Exhibit 8 -	Not Applicable.

Exhibit 9 -	Not Applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 27th day of July 2005.

Deutsche Bank Trust Company Americas
By:	/s/ George Kubin
George Kubin
Vice President

Exhibit 6

CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issue by UNION LIGHT HEAT & POWER COMAPNY, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

July 27, 2005

Deutsche Bank Trust Company Americas
By:	/s/ George Kubin
George Kubin
Vice President

Exhibit 7

DEUTSCHE BANK TRUST COMPANY AMERICAS		FFIEC 031
Legal Title of Bank		RC-1
NEW YORK
City
NY	10019
State	Zip Code

FDIC Certificate Number  -  00623

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 2005

All schedules are to be reported in thousands of dollars.  Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands
ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A)
a. Noninterest-bearing balances and currency and coin(1)	RCFD 0081	2,564,000
b. Interest-bearing balances(2)	RCFD 0071	139,000
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)	RCFD 1754	0
b. Available-for-sale securities (from Schedule RC-B, column D)	RCFD 1773	1,563,000
3. Federal funds sold and securities purchased under agreements to resell
a. Federal funds sold in domestic offices	RCON B987	393,000
b. Securities purchased under agreements to resell(3)	RCFD B989	11,344,000
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale	RCFD 5369	0
b. Loans and leases, net of unearned income	RCFD B528	9,523,000
c. LESS: Allowance for loan and lease losses	RCFD 3123	182,000
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	RCFD B529	9,341,000
5. Trading assets (from Schedule RC-D)	RCFD 3545	4,322,000
6. Premises and fixed assets (including capitalized leases)	RCFD 2145	207,000
7. Other real estate owned (from Schedule RC-M)	RCFD 2150	5,000
8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)	RCFD 2130	8,000
9. Customers’ liability to this bank on acceptances outstanding	RCFD 2155	0

10. Intangible assets:
a. Goodwill	RCFD 3163	0
b. Other intangible assets (from Schedule RC-M)	RCFD 0426	33,000
11. Other assets (from Schedule RC-F)	RCFD 2160	5,315,000
12. Total assets (sum of items 1 through 11)	RCFD 2170	35,234,000
LIABILITIES
13. Deposits:
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)	RCON 2200	9,526,000
(1) Noninterest-bearing(4)	RCON 6631	3,764,000
(2) Interest-bearing	RCON 6636	5,762,000
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, part II)	RCFN 2200	7,172,000
(1) Noninterest-bearing	RCFN 6631	2,207,000
(2) Interest-bearing	RCFN 6636	4,965,000
14. Federal funds purchased and securities sold under agreements to repurchase
a. Federal funds purchased in domestic offices(5)	RCON B993	6,155,000
b. Securities sold under agreements to repurchase(6)	RCFD B995	349,000
15. Trading liabilities (from Schedule RC-D)	RCFD 3548	552,000
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)	RCFD 3190	286,000
17. Not applicable
18. Bank’s liability on acceptances executed and outstanding	RCFD 2920	0
19. Subordinated notes and debentures(7)	RCFD 3200	8,000
20. Other liabilities (from Schedule RC-G)	RCFD 2930	3,134,000
21. Total liabilities (sum of items 13 through 20)	RCFD 2948	27,182,000
22. Minority interest in consolidated subsidiaries	RCFD 3000	417,000
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus	RCFD 3838	1,500,000
24. Common stock	RCFD 3230	2,127,000
25. Surplus (exclude all surplus related to preferred stock)	RCFD 3839	584,000
26. a. Retained earnings	RCFD 3632	3,389,000
b. Accumulated other comprehensive income(8)	RCFD B530	35,000
27. Other equity capital components(9)	RCFD A130	0
28. Total equity capital (sum of items 23 through 27)	RCFD 3210	7,635,000
29. Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)	RCFD 3300	35,234,000

Memorandum
To be reported with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2004

	RCFD 6724	Number 1

1 =	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank	4 =	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
2 =

Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

		5 =	Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)

		6 =	Review of the bank’s financial statements by external auditors
		7 =	Compilation of the bank’s financial statements by external auditors
3 =	Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm	8 =	Other audit procedures (excluding tax preparation work)
		9 =	No external audit work

(1)	Includes cash items in process of collection and unposted debits.
(2)	Includes time certificates of deposit not held for trading.
(3)	Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.
(4)	Includes total demand deposits and noninterest-bearing time and savings deposits.
(5)	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”
(6)	Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.
(7)	Includes limited-life preferred stock and related surplus.
(8)

Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

(9)	Includes treasury stock and unearned Employee Stock Ownership Plan shares.